                                                                  Exhibit 10.23



                   SEVENTH AMENDMENT AND FORBEARANCE AGREEMENT

         SEVENTH AMENDMENT AND FORBEARANCE AGREEMENT referred to below ("Agreement"), dated as of September 28, 2001, by and between POLYCHEM CORPORATION, a Pennsylvania corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, successor by merger to General Electric Capital Corporation, a New York corporation ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Loan and Security Agreement dated September 30, 1998 by and between Lender and Borrower (and as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements"); and

         WHEREAS, as of the date hereof, Borrower is in default under the Financing Agreements as more particularly described below; and

         WHEREAS, the circumstances described herein constitute Events of Default under the Loan Agreement and the other Financing Agreements; and

         WHEREAS, Borrower has requested that Lender forbear from exercising its rights as a result of such Events of Default, certain of which are continuing, and that Lender provide further Revolving Credit Loans and other financial accommodations to Borrower notwithstanding such Events of Default; and

         WHEREAS, Borrower has requested that Lender agree to extend the term of the Loan Agreement and the other Financing Agreements; and

         WHEREAS, Lender is willing to agree to temporarily forbear from exercising certain of its rights and remedies, extend the term of the Loan Agreement and the other Financing Agreements and provide certain further Revolving Credit Loans and other financial accommodations to Borrower for the period and on the terms and conditions specified herein;

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:



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SECTION 1. DEFINITIONS.

         1.1 Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

         1.2 Additional Definition. As used herein, the following term shall have the meaning given to it below and the Loan Agreement is hereby amended to include, in addition and not in limitation, the following definition:

                  "Existing Defaults" shall mean the following Events of
Default: (i) Borrower's failure to meet the required Fixed Charge Coverage Ratio for each of the Fiscal Quarters ended March 31, 2001 and June 30, 2001, and (ii) Borrower's failure to meet the required Minimum Tangible Net Worth Covenant for each of the Fiscal Quarters ended March 31, 2001 and June 30, 2001.

SECTION 2. ACKNOWLEDGMENT

         2.1 Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on September 28, 2001, Borrower is indebted to Lender in respect of the Loans in the principal amount of $2,634,073.54. All such Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrower to Lender, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         2.2 Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Lender pursuant to the Financing Agreements or otherwise granted to or held by Lender.

         2.3 Binding Effect of Documents. The Borrower hereby acknowledges, confirms and agrees that: (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Lender by Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements and applicable law.


                                       2
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SECTION 3. FORBEARANCE IN RESPECT OF CERTAIN EVENTS OF DEFAULT


         3.1 Acknowledgment of Default. Borrower hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Lender to exercise its rights and remedies under the Financing Agreements, applicable law or otherwise and Borrower further represents and warrants that as of the date hereof no other Events of Default under the Financing Agreements exist. Lender has not waived, presently does not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. Borrower hereby acknowledges and agrees that Lender has the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Financing Agreements before the effectiveness of the forbearance contained in Section 3.2, such right and all other rights and remedies against the Borrower, the Collateral and/or the Guarantors available to Lender under the Financing Agreements and under applicable law without notice to the Borrower or Guarantor.

         3.2      Forbearance.

                  (a) In reliance upon the representations, warranties and covenants of Borrower and Guarantor contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender agrees to forbear from exercising its rights and remedies under the Financing Agreements or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the "Forbearance Period") commencing on the date hereof and ending on the earlier of: (i) January 31, 2002 or (ii) the occurrence or existence of any Event of Default, other than the Existing Defaults.

                  (b) Upon the termination of the Forbearance Period, the agreement of Lender to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Lender to exercise such rights and remedies immediately, including, but not limited to, (i) ceasing to make any further Loans, (ii) the acceleration of all of the Obligations; and (iii) enforce any or all of its rights against the Collateral, Borrower or Guarantors; in each case without any further notice, passage of time or forbearance of any kind.



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         3.3      No Waivers; Reservation of Rights.

                  (a) Lender has not waived, is not by this Agreement waiving, and has no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

                  (b) Subject to Section 3.2 above (solely with respect to the Existing Defaults), Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and the other Financing Agreements as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.


SECTION 4. AMENDMENTS AND SUPPLEMENTARY PROVISIONS

         4.1 Interest. Section 1.5(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "1.5 Interest. (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus six and three-quarters (6 3/4%) percent per annum (the "Revolving Credit Rate"), and on the aggregate outstanding balance of the Term Loan at a floating rate equal to the Index Rate plus eight and one-half (8 1/2%) percent per annum (the "Term Loan Rate").

         4.2      Representations and Warranties. The first sentence of Section
                  3.2 of the Loan Agreement is hereby deleted in its entirety and the following new sentence is hereby inserted in lieu thereof:



                                       4
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                  "Each Corporate Credit Party's name as it appears in official filing in the state of its incorporation or organization, the type of entity of each Corporate Credit Party, organizational identification number issued by each such Credit Party state of incorporation or organization or a statement that no such number has been issued, each Corporate Credit Party's state of organization or incorporation, the location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months."

         4.3      Grant of Security Interest.

                  (a) Section 6.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                   "(a) As collateral security for the prompt and complete
                  payment and performance of the Obligations, each of the Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all Stock; all Goods (including Inventory, Equipment and Fixtures); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, contract rights, choses in action, payment intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral")."

                  (b) Section 6.1(b) is hereby amended by inserting the
                      following new sentence at the end thereof:

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

                  "Each Credit Party executing this Agreement shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, such Credit Party shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim."

                  4.4 Attorney-in-Fact. The last sentence of Section 6.3 of the Loan Agreement is hereby deleted in its entirety and the following new sentences are hereby inserted in lieu thereof:

                  "Notwithstanding the foregoing, the Borrower and each other Credit Party executing this Agreement also hereby (i) authorizes Lender to file any financing statement, continuation statement or amendment thereto that (x) indicate the Collateral (1) as all assets of such Credit Party or words of similar effect or (2) as being of an equal or lesser scope or with greater detail and (y) contains any other information required by Part 5 of Revised Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, in each case, without the signature of Borrower or such Credit Party and
                  (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. The Borrower and each other Credit Party executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to such Credit Party's rights under Section 9-509(d)(2) of the Code."

         4.5      Schedule A - Definitions.

                  (a) Each definition from Schedule A to the Loan Agreement set forth on Schedule A hereto is hereby amended and restated in its entirety to read as set forth on Schedule A hereto.

                  (b) The following defined terms are hereby added to Schedule A to the Loan Agreement in appropriate alphabetical order:

                           "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Person.

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

                           "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

                           "Software" shall mean all "software" as such term is defined in the Code, now owned or hereafter acquired by any Person, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                           "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.


         4.6 Borrowing Base. Section (b) of the definition of the term "Borrowing Base", as set forth on Schedule A - Definitions to the Loan Agreement, is hereby amended and restated as follows:

                  "(b) the lesser of (i) $750,000 minus the amount of proceeds received by Lender from the sale by Borrower of Borrower's machinery, equipment and inventory outside the ordinary course of business from and after September 28, 2001 and (ii) up to fifty percent (50%)(less reserves established by Lender pursuant to Section 1.13) of the value of Borrower's Eligible Inventory consisting of raw material and finished goods, in each case as determined by Lender, valued on a first-in, first-out basis (at the lower of cost or market), less a reserve equal to $300,000 against availability."


         4.7 Maximum Amount. The definition of the term "Maximum Amount", as set forth on Schedule A - Definitions to the Loan Agreement, is hereby amended and restated as follows:

                  ""Maximum Amount" shall mean $3,000,000, provided that, the Maximum Amount shall be further reduced by the amount of proceeds received by Lender from the sale by Borrower of its machinery, equipment and inventory outside the ordinary course of business from and after September 28, 2001, excluding the amount of such proceeds received by Lender and applied to the outstanding principal balance of the Term Loan."

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         4.8      Stated Maturity Date. The definition of the term "Stated
                  Maturity Date", as set forth on Schedule A - Definitions to the Loan Agreement, is hereby amended and restated as follows:

                  ""Stated Maturity Date" shall mean January 31, 2002."

         4.9 Fixed Charge Coverage Ratio. The first sentence of Section 1 of "Fixed Charge Coverage Ratio", as set forth on Schedule G - Financial Covenants to the Loan Agreement, is hereby amended and restated in its entirety as follows:

                  "1. [Intentionally omitted.]"

         4.10 Minimum Tangible Net Worth. Section 3 of Schedule G - Financial Covenants to the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "3. [Intentionally omitted.]"

         4.11     Disclosure Schedule 3.2. Attached hereto is Disclosure
                  Schedule 3.2 reflecting the information required by Section
                  3.2 of the Loan Agreement, as amended hereby.

SECTION 5. Additional Amendments and Supplementary Provisions.

         5.1 Pretax Income. Borrower covenants and agrees that Borrower shall maintain aggregate Net Income, prior to the effect of taxes on income, for each month set forth below in an amount exceeding the amount set forth opposite such month.

                        --------------------------------
                        Month               Amount
                        --------------------------------
                        September 2001      $11,900
                        --------------------------------
                        October 2001        $10,150
                        --------------------------------
                        November 2001       $30,450
                        --------------------------------
                        December 2001       $26,950
                        --------------------------------

         5.2 Additional Reserves. In addition to, and not in limitation of, Lender's continuing right to establish reserves under the Financing Agreements and in addition to all reserves established prior to the date of this Agreement including, without limitation, the reserve in the amount of $25,000 established on or about September, 2001, and the reserve in the amount of $25,000 established, or to be established, on or about September 28, 2001. Borrower hereby acknowledges and confirms that from and after October 1, 2001, Borrower hereby consents to the daily establishment of additional reserves against Borrower in the amount of $2,500 per day on each Business Day. Such reserves shall continue in effect until Lender determines otherwise in its sole discretion.

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

         5.3      Eastwind Settlement.

                  (a) Attached hereto as Exhibit B is a draft settlement agreement ("the "Eastwind Settlement Agreement") in the matter of John M. Morris, Esq., Chapter 11 Trustee for the Eastwind Group, Inc. v. Conmat Technologies, Inc., et al. Case No. 00-33372 (SR) pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Eastwind Lawsuit"), and Borrower has advised Lender that Borrower expects to enter into a substantially similar agreement, satisfactory to Lender in Lender's sole discretion (the "Eastwind Settlement Agreement"), and any such agreement shall include, without limitation, payment by Borrower in full settlement of the Eastwind Lawsuit of not more than $500,000 prior to January 31, 2002, and not more than $1,500,000 in the aggregate.

                  (b) By not later than October 12, 2001, Borrower shall deliver to Lender evidence satisfactory to Lender that the Eastwind Settlement Agreement has been submitted to the United States Bankruptcy Court for the Eastern District of Pennsylvania for approval.

                  (c) By not later than October 31, 2001, Borrower shall deliver to Lender evidence satisfactory to Lender that the Eastwind Settlement Agreement has been approved by the United States Bankruptcy Court for the Eastern District of Pennsylvania.

         5.4 Asset Sales. Borrower represents, covenants and agrees that in connection with the sale by Borrower of substantially all of Borrower's machinery, equipment and inventory (the "Manufacturing Assets") and the sale by Borrower of substantially all of its intellectual property, including patents, customer lists and product technology (the "Sales Assets"):

                  (a) (i) By not later than October 22, 2001 Borrower shall deliver to Lender a copy of a fully executed letter of intent or similar agreement with a third party purchaser satisfactory to Lender, providing for the sale by Borrower of the Manufacturing Assets on terms and conditions satisfactory to Lender.(ii) By not later than October 22, 2001 Borrower shall deliver to Lender a copy of a fully executed letter of intent or similar agreement with a third party purchaser satisfactory to Lender, providing for the sale by Borrower of the Sales Assets on terms and conditions satisfactory to Lender.

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

                  (b) (i) By not later than the earlier of (i) November 30, 2001, and (ii) thirty days after execution and delivery of the Eastwind Settlement Agreement, Borrower shall deliver to Lender, a copy of a fully executed asset sale agreement with respect to the Manufacturing Assets, with a third party purchaser or purchasers satisfactory to Lender in its sole discretion, on terms and conditions satisfactory to Lender in its sole discretion, including application to the Obligations of any amounts payable at closing in immediately available funds, and a promissory note for the remaining balance, which shall be assigned to Lender as collateral for the Obligations. Borrower shall execute and deliver all documents, instruments and agreements requested by Lender in order to assign all such proceeds to Lender, and to perfect Lender's security interests therein.

                           (ii) By not later than the earlier of (i) November 30, 2001, and (ii) thirty days after execution and delivery of the Eastwind Settlement Agreement, Borrower shall deliver to Lender, a copy of a fully executed asset sale agreement with respect to the Sales Assets, with a third party purchaser satisfactory to Lender, providing that the Sales Assets shall remain subject to the first priority Lien of Lender and such other terms and conditions satisfactory to Lender in its sole discretion including, without limitation, a purchase price of not less than $2,900,000, including not less than $500,000 payable at closing of such sale in immediately available funds, for application to the settlement of the Eastwind Lawsuit, Stock of the Sales Asset purchaser valued at not less than $1,250,000 and a promissory note for not less than $1,150,000 of the remaining balance for application to the settlement of the Eastwind Lawsuit.

                  (c) By not later than October 31, 2001, Borrower shall deliver to Lender a copy of Borrower's proxy statement or other documents filed with the United States Securities and Exchange Commission ("SEC") seeking SEC approval of Borrower's sale of the Manufacturing Assets and Borrower's sale of the Sales Assets.

                  (d) By not later than December 31, 2001, Borrower shall deliver to Lender evidence satisfactory to Lender of the SEC's approval of Borrower's sale, upon terms and conditions satisfactory to Lender, of the Manufacturing Assets and the Sales Assets.

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

                  (e) By not later than five (5) days after receipt of each of the SEC approvals described in Section (d) above, Borrower shall deliver to Lender evidence satisfactory to Lender of the submission for approval to the shareholders of Conmat Technologies, Inc. of such planned sales of the Manufacturing Assets and the Sales Assets.

                  (f) By not later than thirty (30) days after submission of such planned sales to the shareholders of Conmat Technologies, Inc., Borrower shall deliver to Lender evidence satisfactory to Lender of the approval by the shareholders of Conmat Technologies, Inc. of such planned sales of the Manufacturing Assets and the Sales Assets.

                  (g) By not later than October 31, 2001, Borrower shall deliver to Lender a term sheet or proposal letter from a lender satisfactory to Lender with respect to proposed financing of each of the proposed purchaser of the Manufacturing Assets and the proposed purchaser of the Sales Assets, each containing terms and conditions satisfactory to Lender.

                  (h) By not later than December 15, 2001, Borrower shall deliver to Lender a fully executed commitment letter from a Lender satisfactory to Lender with respect to proposed financing of each of the proposed purchaser of the Manufacturing Assets and the proposed Purchaser of the Sales Assets, each containing Terms and Conditions satisfactory to Lender.

                  5.5 Additional Reporting. Borrower shall deliver, or cause to be delivered, to Lender, on or before the close of business on the second Business Day of each week, a report of Borrower's raw materials for the immediately prior week, in form and detail satisfactory to Lender. Without limiting any provision of the Financing Agreements, Borrower shall additionally provide to Lender and Lender's auditors and field examiners all information necessary or requested by Lender to analyze and verify Borrower's standard costs and standard cost adjustments.

SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower hereby represents, warrants and covenants with and to Lender as follows:

         6.1 Representations in Financing Agreements. Each of the representations and warranties made by or on behalf of Borrower to Lender in any of the Financing Agreements was true and correct when made and in all material respects is, except for the representation and warranty set forth in the Loan Agreement relating to the non-existence of an Event of Default, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement.

         6.2 Binding Effect of Documents. This Agreement and the other Financing Agreements have been duly executed and delivered to the Lender by Borrower and are in full force and effect, as modified hereby.

         6.3 No Conflict, Etc. The execution and delivery and performance of this Agreement by Borrower will not violate any Requirement of Law or Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

         6.4 Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by Borrower, or any failure of Borrower to comply with the covenants, conditions and agreements contained in any Financing Agreement, herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default hereunder, under the Loan Agreement and the other Financing Agreements. In the event any Person, other than Lender, shall at any time exercise for any reason (including by reason of any Existing Default, any other present or future Event of Default, or otherwise) any of its rights or remedies against Borrower or any obligor providing credit support for Borrower's obligations to such other Person, or against Borrower or such obligor's properties or assets, such event shall constitute an Event of Default hereunder.

SECTION 7. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

         The effectiveness of the terms and provisions of Section 3 of this Agreement shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

                  (a) an original of this Agreement, duly authorized, executed and delivered by Borrower; and

                  (b) original UCC financing statements and such other documents as Lender in its sole discretion deems necessary;

                  (c) payment of the fee set forth in Section 8.1 of this Agreement; and

                  (d) payment of the fees and disbursements of counsel to Lender incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions hereunder; and

SECTION 8. PROVISIONS OF GENERAL APPLICATION

         8.1 In consideration of the agreements set forth herein, Borrower shall pay to Lender a fee in the amount of $50,000, which fee shall be fully earned as of the date hereof and shall be payable in five separate installments, with the first installment in the amount of $10,000 payable contemporaneously with the execution of this Agreement, the second, third and fourth installments in the amount of $10,000 each payable on October 31, 2001, November 30, 2001 and December 31, 2001, respectively, and the fifth and final installment in the amount of the entire then outstanding balance of such fee payable on January 31, 2002, provided that the entire unpaid balance of the earned and unpaid amendment fee shall be subject to acceleration, demand and payment on the same terms and conditions as the other Obligations upon an Event of Default or the termination of this Agreement. Such fee is in addition to all other fees, interest, costs and expenses payable in connection with the Financing Agreements and may be charged by Lender to any account of Borrower maintained by Lender. The fee shall be fully earned by Lender notwithstanding any failure by Borrower to comply with any other term of this Agreement.

         8.2 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Financing Agreements, the terms of this Agreement shall control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

         8.3 Costs and Expenses. Borrower absolutely and unconditionally agrees to pay to the Lender, on demand by the Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by the Lender or any participant of Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

         8.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         8.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         8.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

         8.7 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

         8.8 Reviewed by Attorneys. Borrower represents and warrants to Lender that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

         8.9 Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE FINANCING AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS AND THE OBLIGATIONS ARISING UNDER THE FINANCING AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS; PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE 1.1 OF THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  8.10 Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

         8.11 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

                                        POLYCHEM CORPORATION


                                        By:
                                            -----------------------------------
                                            Paul DeJuliis

                                        Title:
                                              ---------------------------------

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By:
                                            -----------------------------------

                                        Title: Duly Authorized Signatory
                                               --------------------------------

The terms and provisions of the foregoing Agreement are hereby acknowledged, confirmed and agreed to and the undersigned hereby ratifies and confirms the terms and provisions of the undersigned's Guarantee dated December 8, 1998 which Guarantee remains in full force and effect in accordance with its terms without offset, defense or counterclaim of any kind, nature or description whatsoever.

                                                     CONMAT TECHNOLOGIES, INC.


                                        By:
                                            -----------------------------------
                                            Paul DeJuliis

                                        Title:
                                              ---------------------------------





                                   SCHEDULE A

"Account Debtor" means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

"Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the
Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all right to payment due to such Person for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), ; (v) all health care insurance receivables; and (vi) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Chattel Paper" means all "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

"Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

"Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Person.

"General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

"Goods" means all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

"Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority);
(iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (vi) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                                    EXHIBIT B
                       Draft Eastwind Settlement Agreement


                          [To be provided by Borrower]

                            DISCLOSURE SCHEDULE (3.2)

                    CHIEF EXECUTIVE OFFICE & CORPORATE NAMES

                          [To be completed by Borrower]

Official Name                             Type of Entity (e.g., corporation,
                                          partnership, limited partnership,
                                          limited liability company)


Organization Identification Number
Issued by State of Incorporation or
Organization Or Statement that no such
number has been issued                    State of Incorporation or Organization




Chief Executive Office                               County/State






Locations of Inventory and other Collateral                   County/State